UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2017

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The information in Item 7.01 of this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, the Board of Directors (the “Board”) of International Paper Company (the “Company”) elected Jacqueline C. Hinman and Clinton A. Lewis, Jr., effective November 4, 2017, and assigned Ms. Hinman to the Board’s Audit and Finance Committee, Mr. Lewis to its Governance Committee and each of them to its Public Policy and Environment Committee. Their terms as directors will expire at the annual meeting of the Company’s stockholders in May 2018, at which time their continued Board service will be subject to renomination and stockholder approval. With their election, the size of the Board will be 15 members.

Ms. Hinman, age 56, currently serves as chairman, president and chief executive officer of CH2M HILL Companies, Ltd., a Fortune 500 engineering and consulting firm focused on delivering infrastructure, energy, environmental and industrial solutions for clients and communities around the world. Prior to becoming chairman in September 2014 and president and chief executive officer in January 2014, she served as president of CH2M’s International Division from 2011 until 2014, and she has served on CH2M’s board of directors since 2008. She serves on the Executive Committee of the Business Roundtable and is a member of the Business Council as well as the board of directors of Catalyst, a leading nonprofit organization accelerating progress for women through workplace inclusion. She earned a bachelor’s degree in civil and environmental engineering from Pennsylvania State University.

Mr. Lewis, age 51, currently serves as executive vice president and president of International Operations at Zoetis Inc., a NYSE-listed global leader in the discovery, development, manufacture and commercialization of animal health medicines and vaccines that was spun off by Pfizer in 2013. Prior to being named to his current role in May 2015, he served as president of U.S. Operations at Zoetis from October 2012 to May 2015 and at Pfizer Animal Health from 2007 to October 2012. He joined Pfizer in 1988, and held positions of increasing responsibility across various commercial operations dedicated to human health prior to joining the animal health organization. He formerly served as chairman of the board for the Animal Health Institute (AHI), an industry trade association in the U.S., and currently serves as treasurer for the International Federation for Animal Health (IFAH), the industry trade association in Europe. He earned a bachelor’s degree in biology from Fairfield University and a Master of Business Administration in marketing from Fairleigh Dickinson University.

The Board of Directors has determined that Ms. Hinman and Mr. Lewis are each independent and each meet the applicable independence requirements of the New York Stock

Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2016, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which either she or he or any member of her or his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selections of Ms. Hinman and Mr. Lewis were not pursuant to any arrangement or understanding between her or him and any other person. The Governance Committee of the Board of Directors recommended each of them to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying each of them as a potential Board candidate.

Ms. Hinman and Mr. Lewis will each be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SECTION 7. REGULATION FD.

Item 7.01.	Regulation FD Disclosure.

On October 11, 2017, the Company issued a press release announcing the director election described above under Item 5.01. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated October 11, 2017.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated October 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: October 11, 2017	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and
Corporate Secretary

5